UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2018

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Action with respect to Certain Compensatory Plans.

On February 6, 2018 the Compensation Committee (the Committee”) of the Board of Directors of the Company took certain actions relating to compensatory plans in which the Company’s “named executive officers” participate. The actions relating to compensation of James P. Zallie, the Company’s principal executive officer, were recommended by the Committee to the Company’s independent, outside, non-employee directors who approved those actions on February 6, 2018. For purposes of this Report on Form 8-K such “named executive officers” consist of the Company’s principal executive officer, principal financial officer, and the other executive officers for whom disclosure was required in the Company’s most recent filing with the Securities and Exchange Commission that required disclosure pursuant to Item 402(c) of Regulation S-K. No compensation actions were taken with respect to named executive officer Ilene Gordon, the Company’s Executive Chairman, who will retire in July 2018, or with respect to Jack P. Fortnum, the Company’s former Chief Financial Officer, who retired on June 30, 2017 other than determining performance shares earned from the 2015 grant and payment of a cash bonus under the Annual Incentive Plan. As previously reported, effective January 1, 2018 the Committee increased the base salary, of James P. Zallie, the Company’s principle executive officer, to $950,000 from $630,000, approved a 2018 target bonus for him under the annual incentive plan of $1,140,000, and awarded to him performance shares, stock options and restricted stock units with a target value of approximately $4,500,000

Base Salaries

The Committee approved an increase in the base salary for Christine M. Castellano to $452,907 from $431,340. The base salaries for James P. Zallie and Jorgen Kokke were increased in connection with their recent promotions, as previously reported. The salary of Ilene S. Gordon, the Company’s Executive Chairman, who will retire in July 2018, was not increased. Jack C. Fortnum, our former Chief Financial Officer, retired as employee of the Company effective June 30, 2017

Approval of Cash Incentive Bonuses for 2017 under Annual Incentive Plan

The Committee approved annual cash bonuses earned in 2017 for the Company’s named executive officers (the “2017 AIP Bonuses”). The 2017 AIP Bonuses were earned based upon the achievement of performance goals established by the Committee in early 2017, as adjusted for certain unusual events.

The 2017 AIP Bonuses approved for the named executive officers were as follow:

Ilene S. Gordon		$1,659,184
Jack C. Fortnum		$232,234
James P. Zallie		$510,300
Jorgen Kokke	SGD	475,309
Christine M. Castellano		$287,381

Setting of Performance Criteria for Cash Bonuses for 2018 under Annual Incentive Plan

The Committee established the performance criteria applicable for cash incentives that certain employees are eligible to earn for 2018 under the Company’s Annual Incentive Plan (“2018 AIP Bonuses”). Participants are eligible to earn bonuses for 2018 ranging from 0% to 200% of target depending on whether and to what extent the goals established by the Committee are attained.

2018 AIP Bonus for James P. Zallie and Christine M. Castellano will be determined on the basis of goals for total Company operating income plus depreciation and amortization (“EBITDA”) (60%), cash conversion cycle (15%) and personal objectives (25%), in each case as approved by the Committee. The 2018 AIP Bonus for Jorgen Kokke will be determined on the basis of goals for total Company EBITDA (35%), EBITDA for the region for which he serves as President (25%), cash conversion cycle (15%) and personal objectives (25%), in each case as approved by the Committee.

The 2018 AIP Target Bonuses approved for the named executive officers were as follow:

Jorgen Kokke	$452,000
Christine M. Castellano	$294,390

Approval of Common Stock Earned with Respect to 2015 Performance Shares

The Committee also approved the number of shares of the Company’s common stock (“Common Stock”) earned with respect to performance shares awarded under the Stock Incentive Plan in February 2015 (“2015 Performance Shares”). The 2015 Performance Shares were earned based upon goals established by the Committee for a three-year cycle beginning on January 1, 2015 and ending on December 31, 2017.

The shares of Common Stock approved as earned with respect to 2015 Performance Shares for the named executive officers were as follow:

Ilene S. Gordon	46,400
Jack C. Fortnum	8,497
James P. Zallie	9,400
Jorgen Kokke	2,600
Christine M. Castellano	3,800

Award of Performance Shares under Stock Incentive Plan

The Committee also approved the award of target performance shares (“2018 Performance Shares”) to certain executive officers, including the named executive officers, under the Company’s Stock Incentive Plan. The Performance Shares may be settled only in shares of the Company’s common stock (“Common Stock”). The number of shares of Common Stock, if any, that recipients of 2018 Performance Share awards will receive in relation to such awards will be based upon the extent to which the Company attains the total shareholder return (“TSR”) goal (as measured against a peer-group of 24 companies) for the three-year cycle beginning on January 1, 2018 and ending on December 31, 2020, as approved by the Committee. Incentives will be earned based upon the following table:

TSR Percentile Ranking	Percent of Target Performance Share Award Earned
≥ 80th	200% (maximum)
70th	150%
55th	100%
50th	75%
40th	50% (threshold)
< 40th	0%

The target awards to the named executive officers were as follow:

Executive Officer	Shares
Jorgen Kokke	2,417
Christine M. Castellano	1,612

A form of the Performance Share Award Agreement used to document Performance Share awards made to named executive officers under the Company’s Stock Incentive Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Ilene S. Gordon, who is retiring, was not awarded 2018 Performance Shares.

Award of Stock Options under Stock Incentive Plan

The Committee also approved the award of stock options to certain executive officers, including the named executive officers. The stock options have an exercise price of $130.30 per share (the closing price on February 6, 2018), will vest in three equal installments on February 6, 2019, 2020 and 2021 and will remain exercisable until February 5, 2028. The stock option awards to the named executive officers were as follow:

Executive Officer	Shares Subject to Options
Jorgen Kokke	15,016
Christine M. Castellano	10,010

A form of the Stock Option Award Agreement used to document grants of stock options to named executive officers under the Company’s Stock Incentive Plan is attached hereto as Exhibit 10.2 and is incorporated herein by reference. Ilene S. Gordon, who is retiring, was not awarded stock options.

Award of Restricted Stock Units under Stock Incentive Plan

The Committee also approved the award of restricted stock units (“RSUs”) to certain executive officers, including the named executive officers, under the Company’s Stock Incentive Plan. The RSUs may be settled only in shares of Common Stock (one share per RSU) and will vest on February 6, 2021. In the event of termination of employment due to death, disability or retirement (defined as age 55 and 10 years of service or age 62 and 5 years of service or age 65), the RSUs will vest on a pro-rata basis using the number of full months employed during the thirty-six month vesting period, or in the event of such retirement on or after February 6, 2019 they will vest on February 6, 2021. The RSU awards to the named executive officers were as follow:

Executive Officer	RSUs
Jorgen Kokke	1,727
Christine M. Castellano	1,151

A form of the Restricted Stock Units Award Agreement used to document grants of restricted stock units to named executive officers under the Company’s Stock Incentive Plan is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Ilene S. Gordon, who is retiring, was not awarded RSUs.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Performance Share Award Agreement for use in connection with awards under the Stock Incentive Plan.

10.2	Form of Stock Option Award Agreement for use in connection with awards under the Stock Incentive Plan.

10.3	Form of Restricted Stock Units Award Agreement for use in connection with awards under the Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: February 12, 2018	By:	/s/ James D. Gray
James D. Gray
Executive Vice President and Chief Financial Officer

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